Exhibit 99.1

For more information:
Eric Miller
Intersections Inc.
703.488.6100
intxinvestorrelations@intersections.com

Intersections Inc. Reports Fourth Quarter 2014 Earnings

CHANTILLY, VA – March 27, 2015 – Intersections Inc. (NASDAQ: INTX) today announced financial results for the quarter ended December 31, 2014.  Consolidated revenue for the quarter ended December 31, 2014 was $56.6 million, compared to $72.0 million for the quarter ended December 31, 2013.  Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges for the quarter ended December 31, 2014 was $693 thousand, compared to $6.2 million for the quarter ended December 31, 2013.  Net (loss) for the quarter ended December 31, 2014 was $(22.0) million, compared to net income of $119 thousand for the quarter ended December 31, 2013, primarily due to a non-cash impairment of goodwill of $25.8 million. Consolidated revenue for the year ended December 31, 2014 was $246.6 million, compared to $310.1 million for the year ended December 31, 2013.  Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges for year ended December 31, 2014 was $(2.6) million, compared to $32.2 million for the year ended December 31, 2013.  Net (loss) for the year ended December 31, 2014 was $(30.7) million, compared to net income of $2.4 million for the year ended December 31, 2013.  Diluted (loss) per share was $(1.66) for the year ended December 31, 2014, compared to diluted earnings per share of $0.13 for the year ended December 31, 2013.  As of December 31, 2014, we had a cash balance of $11.3 million.

Michael Stanfield, Chairman and Chief Executive Officer of Intersections commented, “I am pleased to report that we are well underway to transforming Intersections, and are drawing closer to the production of substantial value with a noticeably altered business model.”

Fourth Quarter 2014 Financial Highlights:

●	Total subscribers as of December 31, 2014 decreased to approximately 2.2 million compared to 2.9 million as of December 31, 2013.

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Consolidated net (loss) per share for the three months ended December 31, 2014 was $(1.19) per diluted share, compared to consolidated net income per diluted share of $0.01 for the three months ended December 31, 2013.

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Our Pet Health Monitoring segment succeeded in obtaining the required hardware certifications for our VOYCE™ product and service. This segment generated a (loss) from operations in the three months ended December 31, 2014 of approximately $(3.1) million, which was funded from available cash on hand.  We began commercial production and fully expect to begin shipping the product and accepting orders within the three months ending March 31, 2015.

●	Consolidated cash provided by operations for the three months ended December 31, 2014 was approximately $2.3 million.

Full Year 2014 Results:

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Consolidated net (loss) for the year ended December 31, 2014 was negatively impacted by an aggregate of approximately $33.5 million in pre-tax expenses for a non-cash impairment of goodwill, restructuring charges and estimated underpayment of non-income business taxes, which includes interest and penalties.

●	Our Pet Health Monitoring segment generated a (loss) from operations in the year ended December 31, 2014 of approximately $(13.5) million, which was funded from available cash on hand.

●	Consolidated cash flow provided by operations for the year ended December 31, 2014 was approximately $4.9 million.

We reduced our annualized cost base by approximately $14.0 million, and we incurred a one-time restructuring charge of $3.8 million, before income taxes, in the year ended December 31, 2014. We are continuing to review and adjust our cost base in 2015 and we may incur additional restructuring charges.

As previously announced, Intersections' results for the fourth quarter and full year 2014 and a business update will be discussed in more detail on March 30, 2015 at 5:00 p.m. Eastern Time via teleconference. A live audio webcast will be available on Intersections' Web site at www.intersections.com. Participants are encouraged to go to the selected website at least 15 minutes in advance to register, download, and install any necessary audio software. This webcast will be archived and available for replay after the teleconference. Additionally, the call will be available for telephonic replay from 9:00 p.m. Eastern Time Monday, March 30, 2014 through Thursday, April 2, 2015, at 888-286-8010, or if you are based internationally, at +1-617-801-6888 (Passcode: 93401026).

Additional commentary on Intersections’ fourth quarter and year-end 2014 results will be available at the time of the live audio webcast on Monday March 30, 2015 by clicking the 4th Quarter 2014 presentation link under the “Investor & Media” page of our website at www.intersections.com.

Non-GAAP Financial Measures:

This earnings release presents several non-GAAP financial measures, which we believe are important to investors and we utilize in managing our business.  These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, operating margin, net income or earnings per share as determined in accordance with GAAP.  Intersections' Consolidated Financial Statements, "Other Data" and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes can be found in the "GAAP and Non-GAAP Measures" link under the "Investor & Media" page on our website at www.intersections.com.

Forward-Looking Statements:

Statements in this presentation relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements.”  You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,'' “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.  Those forward-looking statements involve known and unknown risks and uncertainties and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including the impact of the regulatory environment on our business, including the outcome of the CFPB investigation of our financial institution business; our ability to execute our strategy and previously announced transformation plan; our incurring additional restructuring and/or goodwill impairment charges; the timing and success of new product launches, including our VOYCE™ product, adjustments in investments in our IDENTITY GUARD® and insurance services businesses and other growth initiatives; our ability to control costs; and our needs for additional capital to grow our business, including our ability to maintain borrowing availability under our loan agreement.  Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed under “Forward-Looking Statements,” “Item 1. Business—Government Regulation” and “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and in its recent Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements unless required by applicable law.

About Intersections:

Intersections Inc. (Nasdaq: INTX) provides innovative, information based solutions that help consumers manage risks and make better informed life decisions.  Under its Identity Guard® brand and other brands, the company helps consumers monitor, manage and protect against the risks associated with their identities and personal information.  The company’s subsidiary Intersections Insurance Services provides insurance and other services that help consumers manage risks and achieve personal goals.  The company’s i4C Innovations subsidiary provides Voyce™, a groundbreaking pet wellness monitoring system for pet owners and veterinarians.  Headquartered in Chantilly, Virginia, the company was founded in 1996. To learn more, visit http://www.intersections.com.